Exhibit 10.2

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of _______, 2008 (“Agreement”), by and among CHARDAN 2008 CHINA ACQUISITION CORP., a company organized under the laws of the British Virgin Islands (“Company”), KERRY PROPPER, STEVE URBACH, JONAS GROSSMAN, GEORGE KAUFMAN, TODD GOLD, JIANGNAN HUANG, ROYALE HOLDINGS, DR. RICHARD D. PROPPER, PAULA BEHARRY, DANIEL BEHARRY, LI ZHANG, LI PING HE (AS CUSTODIAN FOR TIFFANY HE), LI GONG, DR. JIANJUN SHI, XIAOSONG ZHONG, CARMAN RAMIREZ, EDWARD CARTER AND IDA CARTER (collectively “Existing Shareholders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated ________ 2008 (“Underwriting Agreement”), with Brean Murray, Carret & Co., LLC, Maxim Group, LLC and Roth Capital Partners, LLC, acting as representatives (the “Representatives”) of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase a total of 6,875,000 units (“Units”) of the Company. Each Unit consists of one of the Company’s ordinary share, $0.0001 par value (each an “Ordinary Share”), and one warrant (“Warrant”), each Warrant to purchase one Ordinary Share, all as more fully described in the Company’s definitive Prospectus, dated _______, 2008 (“Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-152623) under the Securities Act of 1933, as amended (together, the “Registration Statement”), which was declared effective on _______, 2008 (“Effective Date”).

WHEREAS, the Existing Shareholders have agreed as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of their Ordinary Shares (the “Escrow Shares”) and warrants exercisable for Ordinary Shares (the “Escrow Warrants”; and collectively with the Escrow Shares, the “Escrow Securities”), as set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided.

WHEREAS, the Company and the Existing Shareholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Existing Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. On or before the Effective Date, each of the Existing Shareholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Existing Shareholder acknowledges and agrees that the certificate(s) representing his or her Escrow Securities will bear a legend to reflect the deposit of such Escrow Securities under this Agreement.

3. Disbursement of the Escrow Securities. The Escrow Agent shall not release the Escrow Securities until the earlier of: (a) one year after the consummation of a Business Combination, as defined in the Registration Statement, or (b) thirty (30) months from the date of the Prospectus (or 36 months if the period to consummate a Business Combination is extended by the Company’s shareholders), at which time such Escrow Securities will be released from escrow. The time that the Escrow Warrants or the Escrow Shares are held in escrow pursuant to this Agreement is referred to herein as the “Escrow Period”. On the expiration of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from the Company or Company counsel, disburse each of the Existing Shareholder’s Escrow Securities to such Existing Shareholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities and, provided further, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Ordinary Shares or Warrants for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice, executed by the Chairman, Chief Executive Officer or Chief Financial Officer of the Company, in a form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Securities to the Existing Shareholders so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4. Rights of Existing Shareholders in Escrow Securities.

4.1 Voting Rights as a Shareholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Existing Shareholders shall retain all of their rights as shareholders of the Company during the Escrow Period with respect to the Escrow Shares, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Existing Shareholders, but all dividends payable in securities or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. Except as set forth in Section 3, during the Escrow Period, the Existing Shareholders will be permitted to transfer all or a portion of the Escrow Securities to their permitted assigns. Prior to their release from escrow, the Escrow Securities may only be transferred or assigned: (i) to the Company or any of its officers, directors and employees, or any affiliates or family members of such individuals, (ii) by gift to an affiliate or a member of Existing Shareholder’s immediate family or to a trust or other entity, the beneficiary of which is one of its officers or directors or a member of their respective immediate families, (iii) by virtue of the laws of descent and distribution upon death of any Existing Shareholder, (iv) pursuant to a qualified domestic relations order; or (v) with respect to limited liability companies and partnerships, to their respective members or partners; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as defined below) signed by the Existing Shareholder transferring the Escrow Securities. During the Escrow Period, the Existing Shareholders shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.

4.4 Insider Letters. Each of the Existing Shareholders has executed a letter agreement with the Representatives and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Existing Shareholder in certain events, including but not limited to the dissolution of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Existing Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representatives, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Waiver of Claims against Trust Account. Notwithstanding any other provision of this Agreement, the Escrow Agent confirms its understanding that the Company has established the trust account (as defined in the Prospectus, the “Trust Account”) relating to the securities being sold pursuant to the Prospectus. The Escrow Agent acknowledges that the Trust Account will exist for the benefit of the Company’s public shareholders and the monies from the Trust Account may only be disbursed upon the occurrence of certain events as more fully described in the Prospectus. The Escrow Agent agrees that neither it nor any of its affiliates have or will have any right, title, interest or claim in or to the monies in the Trust Account, and the Escrow Agent hereby waives any and all right, title, interest of claim of any kind in or to any distribution of any property held in the Trust Account that it or its affiliates may have now or in the future and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim of any kind against the Trust Account for any reason whatsoever, including in respect of the Company’s indemnification obligations set forth in this Agreement.

6.2 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each of the Company, the Purchasers and the Escrow Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.7 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company, the Purchasers and the Escrow Agent in any action, proceeding or claim.

6.3 Third Party Beneficiaries. Each of the Existing Shareholders hereby acknowledges that the Underwriters, including, without limitation, the Representatives, are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.

6.4 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.7 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Chardan 2008 China Acqusition Corp.
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China
Fax No.: 86-10-84477246
Attn: Xiaosong Zhong

If to a Shareholder, to his or her address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Park
New York, New York 10004
Fax No.: (212) 509-5150
Attn: Steven Nelson & Frank Di Paolo

A copy of any notice sent hereunder shall be sent to:

Ellenoff Grossman & Schole, LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Fax No.: (212) 370-7889
Attn: Lawrence A. Rosenbloom, Esq.

and

Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, New York 10022
Fax No.: (212) 702-6505
Attn: William McCluskey

and

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174
Fax No.: (212) 895-3783
Attn: Clifford Teller

and

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Fax No.: (949) 720-7215
Attn.: Renny Chavanikamannil

and

Richardson & Patel LLP
405 Lexington Avenue
New York, New York 10174
Fax No.: (212) 907-6687
Attn: Jody R. Samuels, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.8 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.9 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

6.10 Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, the execution of this Securities Escrow Agreement as of the date first above written.

CHARDAN 2008 CHINA ACQUISITION CORP.

By:
Name: Kerry Propper
Title: Chief Executive Officer

EXISTING SHAREHOLDERS:

Kerry Propper

Steve Urbach

Jonas Grossman

George Kaufman

Todd Gold

Jiangnan Huang

ROYALE HOLDINGS

By:
Name:
Title:

Dr. Richard D. Propper

Paula Beharry

Daniel Beharry

Li Zhang

Li Ping He (as custodian for Tiffany He)

Li Gong

Dr. Jianjun Shi

Xiaosong Zhong

Carman Ramirez

Edward Carter

Ida Carter

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name: Steven G. Nelson
Title: Chairman

EXHIBIT A

Shareholders	Number of Ordinary Shares and Warrants

Kerry Propper	302,907
Steve Urbach	136,713
Jonas Grossman	81,296
George Kaufman	27,708
Todd Gold	5,542
Jiangnan Huang	261,427
Royale Holdings	661,693
Dr. Richard D. Propper	186,528
Paula Beharry	130,713
Daniel Beharry	130,713
Li Zhang	130,713
Li Ping He, as custodian for Tiffany He under the California Uniform Transfers to Minors Act	130,713
Li Gong	25,000
Dr. Jianjun Shi	25,000
Xiaosong Zhong	25,000
Carman Ramirez	20,000
Edward Carter	5,000
Ida Carter	5,000

EXHIBIT B

Escrow Agent Fees

$_______ annually for acting agent escrow fee.

Existing acceptance fee and first year agent fee to be paid at closing.